                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                          www.fairchildsemi.com
NOVEMBER 30, 2004
                                               Corporate Communications:
                                               Fran Harrison
                                               207-775-8576
                                               fran.harrison@fairchildsemi.com

                                               Public Relations Firm:
                                               Barbara Ewen
                                               CHEN PR
                                               781-466-8282
                                               bewen@chenpr.com

NEWS RELEASE

                   FAIRCHILD SEMICONDUCTOR NAMES MARK THOMPSON
          EXECUTIVE VICE PRESIDENT, MANUFACTURING AND TECHNOLOGY GROUP

            - PREVIOUSLY VICE PRESIDENT AND GENERAL MANAGER OF TYCO
                     ELECTRONICS POWER COMPONENTS DIVISION

            - MOST RECENTLY PRESIDENT AND CEO OF BIG BEAR NETWORKS

South Portland, Maine - Fairchild Semiconductor (NYSE: FCS) today named Mark Thompson executive vice president, Manufacturing and Technology Group, a new position in the company. Thompson will be responsible for all manufacturing, technology and quality initiatives at Fairchild, reporting directly to Kirk Pond, the company's president, CEO and chairman of the Board.

"Fairchild is extremely fortunate to attract a person with Mark's record of success in a variety of areas critical to Fairchild's future growth and development. Throughout his career, he has delivered exemplary financial results. In more than twenty years with Raychem and Tyco, Mark successfully and profitably ran and grew businesses that demanded efficient, high volume global manufacturing and utmost quality. His experience and success developing products and technologies will be critical to Fairchild as we strive to move the company to its next level of growth as The Power Franchise(R)," said Pond. "Mark has proven his financial competence and business acumen by running

                                     (more)

FAIRCHILD SEMICONDUCTOR NAMES MARK THOMPSON
EXECUTIVE VICE PRESIDENT, MANUFACTURING AND TECHNOLOGY GROUP
PAGE 2

complete technology businesses and raising significant capital from some of the most highly regarded names in the venture industry, then successfully moving a start-up forward during one of the worst business cycles for emerging companies in two decades. I have great confidence in the role Mark will play in Fairchild's future."

Thompson previously served as vice president and general manager of Tyco Electronics Power Components Division and, prior to its acquisition by Tyco, as vice president of Raychem Electronics OEM Group. Most recently, Thompson served as CEO of Big Bear Networks, which designs and manufactures highly integrated, opto-electronic interface solutions for next generation networks. Thompson will continue to serve on the Board of Directors of Big Bear Networks.

Thompson holds a Ph.D. from the University of North Carolina and a bachelor's degree from State University of New York. He will be located at the company's corporate headquarters in South Portland, Maine.

In seven years, Fairchild Semiconductor has transformed itself from a standard components company into the leading global supplier of power analog and power discrete technologies that optimize system power in almost every conceivable electronic application. As The Power Franchise, Fairchild offers the broadest portfolio of products that minimize, convert, manage and distribute power. With revenues currently running at $1.6 billion annually, Fairchild generates 77% of its annual revenues from its global power business and commands twice the market share of any competitor in the fast growing Asia Pacific region.

ABOUT FAIRCHILD SEMICONDUCTOR:

Fairchild Semiconductor (NYSE: FCS) is the leading global supplier of high performance power products critical to today's leading electronic applications in the computing, communications, consumer, industrial and automotive segments. As The Power Franchise(R), Fairchild offers the industry's broadest portfolio of components that optimize system power through minimization, conversion, management and distribution functions. Fairchild's 9,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products from its headquarters in South Portland , Maine , USA and numerous locations around the world. Please contact us on the web at www.fairchildsemi.com.

                                      # # #